Exhibit 99

MERITAGE HOSPITALITY GROUP INC.
1971 East Beltline, N.E., Suite 200
Grand Rapids, MI 49525

_________________

Telephone: (616) 776-2600
Facsimile: (616) 776-2776
www.meritagehospitality.com

FOR IMMEDIATE RELEASE
CONTACT:
Robert E. Schermer, Jr.
Meritage Hospitality Group Inc.
616/776-2600

MERITAGE REPORTS 14% SALES INCREASE;
CONTINUED OPERATING STRENGTH IN SECOND QUARTER

        GRAND RAPIDS, Michigan, June 29, 2004. Meritage Hospitality Group Inc. (AMEX: MHG), the nation’s only publicly traded Wendy’s franchisee and the first O’Charley’s franchisee, today announced net sales for the second quarter ended May 30, 2004, increased 14% to $13.5 million, compared to $11.9 million during the same period last year. Meritage’s earnings from operations increased 37% to $676,000, compared to $493,000 in 2003. Meritage’s net earnings for the quarter were $75,000 which, after preferred stock dividends, resulted in a net loss of $0.01 per common share, compared to net earnings of $549,000 or $0.10 per common share for the same period in 2003. Last year’s second quarter results included a $628,000 gain from the sale of surplus real estate. While there were no such transactions in the second quarter of 2004, the Company anticipates that it will experience gains from the sale of real estate in the second half of 2004 that are likely to exceed 2003 levels.

2004 Six Month Results

        Net sales for the first six months ended May 30, 2004, increased 14% to $25.5 million, compared to $22.5 million during the same period last year. Meritage’s earnings from operations increased 44% to $656,000 (which included a $186,000 charge for O’Charley’s pre-opening and start-up costs), compared to $456,000 last year. Meritage reported a loss of $405,000 or $0.12 per common share after preferred stock dividends for the six month period compared to net earnings of $46,000 or $0.01 per common share for the same period last year which again included a gain from the sale of surplus real estate (a gain of $751,000 through the first six months of 2003 compared to a $137,000 gain through the first six months of 2004).

        Commenting on Meritage’s results, CEO Robert Schermer, Jr., stated, “Our Wendy’s business continues to show strength in same store sales. Excellent control of restaurant operating costs allowed us to achieve positive operating results, and our Wendy’s operations are on track to significantly out-perform 2003 results. While sales of real estate in this fiscal year are forecasted to exceed 2003 levels, comparisons of net earnings between 2003 and 2004 are skewed by the timing of these real estate transactions.” Mr. Schermer added, “The Company has two new Wendy’s restaurants that it is planning to develop in West Michigan: one in Holland, Michigan and another in Caledonia, Michigan. In addition, we are scheduled to open our first O’Charley’s restaurant in Grand Rapids in late August, and we have numerous O’Charley’s locations under review for our development pipeline in the Detroit metropolitan area. The Company’s balance sheet remains strong. Midway through, fiscal 2004 appears to be another solid year of growth for Meritage.”

        Meritage currently operates 47 “Wendy’s Old Fashioned Hamburgers” restaurants throughout Western and Southern Michigan serving more than nine million customers annually. The Company has been one of the fastest growing Wendy’s franchisees within the Wendy’s franchise system during the past four years. The Company is also expanding into the casual dining segment when it recently entered into the nation’s first development agreement with O’Charley’s Inc., giving Meritage the exclusive rights to develop O’Charley’s restaurants in the State of Michigan.

        The Wendy’s franchise system is the third largest quick-service restaurant hamburger chain in the world with more than 6,375 restaurants and system-wide sales in excess of $7.1 billion. Wendy’s International (NYSE:WEN) is the leading national, high quality hamburger concept in the quick-service restaurant category.

        O’Charley’s Inc. (NASDAQ/NM: CHUX), which currently operates 214 restaurants in 16 states in the Southeast and Midwest, is regarded as a leading regional high quality food concept within the casual restaurant segment. A typical O’Charley’s restaurant is a free-standing brick building containing 6,790 square feet and seating for 275 customers including 52 bar seats.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995

        Certain statements contained in this news release that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “believes,” “should,” and similar expressions, and by the context in which they are used. Such statements are based only upon current expectations of the Company. Any forward-looking statement speaks only as of the date made. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Meritage undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

        Statements concerning expected financial performance, business strategies and action which Meritage intends to pursue to achieve its strategic objectives, constitute forward-looking information. Implementation of these strategies and achievement of such financial performance are subject to numerous conditions, uncertainties and risk factors, which could cause actual performance to differ materially from the forward-looking statements. These include, without limitation: competition; changes in the national or local economy; changes in consumer tastes and eating habits; concerns about the nutritional quality of our restaurant menu items; concerns about consumption of beef or other menu items due to diseases including E. coli, hepatitis, and mad cow; promotions and price discounting by competitors; severe weather; changes in travel patterns; road construction; demographic trends; the cost of food, labor and energy; the availability and cost of suitable restaurant sites; the ability to finance expansion; interest rates; insurance costs; the availability of adequate managers and hourly-paid employees; directives issued by the franchisor regarding operations and menu pricing; the general reputation of Meritage’s and its franchisors’ restaurants; legal claims; and the recurring need for renovation and capital improvements. In addition, Meritage’s expansion into the casual dining restaurant segment as a franchisee of O’Charley’s will subject Meritage to additional risks including, without limitation, unanticipated expenses or difficulties in securing market acceptance of the O’Charley’s restaurant brand, the ability of our management and infrastructure to successfully implement the O’Charley’s development plan in Michigan, and our limited experience in the casual dining segment. Also, Meritage is subject to extensive government regulations relating to, among other things, zoning, public health, sanitation, alcoholic beverage control, environment, food preparation, minimum and overtime wages and tips, employment of minors, citizenship requirements, working conditions, and the operation of its restaurants. Because Meritage’s operations are concentrated in certain areas of Michigan, a marked decline in Michigan’s economy, or in the local economies where our restaurants are located, could adversely affect our operations.

Meritage Hospitality Group Inc. and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended May 30, 2004 and June 1, 2003
(Unaudited)

	May 30, 2004	June 1, 2003
Food and beverage revenue	$13,468,262	$11,859,991

Costs and expenses
Cost of food and beverages	3,674,025	2,935,173
Operating expenses	7,633,194	7,044,553
General and administrative expenses	816,267	694,888
Depreciation and amortization	669,266	692,058

Total costs and expenses	12,792,752	11,366,672

Earnings from operations	675,510	493,319

Other income (expense)
Interest expense	(609,854)	(595,233)
Interest income	9,005	18,311
Other income, net	--	4,667
Gain on sale of non-operating property	--	628,297

Total other (expense) income	(600,849)	56,042

Earnings before income taxes	74,661	549,361

Income taxes	--	--

Net earnings	74,661	549,361

Dividends on preferred stock	106,642	6,642

Net (loss) earnings on common shares	$(31,981)	$542,719

Net (loss) earnings per common share - basic and diluted	$(0.01)	$0.10

Weighted average shares outstanding - basic	5,266,866	5,345,866

Weighted average shares outstanding - diluted	5,266,866	5,635,285

Meritage Hospitality Group Inc. and Subsidiaries
Consolidated Statements of Operations
For the Six Months Ended May 30, 2004 and June 1, 2003
(Unaudited)

	May 30, 2004	June 1, 2003
Food and beverage revenue	$25,527,386	$22,471,953

Costs and expenses
Cost of food and beverages	6,955,487	5,478,581
Operating expenses	14,909,918	13,791,277
General and administrative expenses	1,634,850	1,389,734
Depreciation and amortization	1,370,707	1,356,088

Total costs and expenses	24,870,962	22,015,680

Income from operations	656,424	456,273

Other income (expense)
Interest expense	(1,213,043)	(1,189,363)
Interest income	10,474	20,101
Other income, net	4,400	8,667
Gain on sale of non-operating property	136,800	750,716

Total other expense	(1,061,369)	(409,879)

(Loss) earnings before income taxes	(404,945)	46,394

Income taxes	--	--

Net (loss) earnings	(404,945)	46,394

Preferred stock dividends declared	219,926	13,284

Net (loss) earnings on common shares	$(624,871)	$33,110

Net (loss) earnings per common share - basic and diluted	$(0.12)	$0.01

Weighted average shares outstanding - basic	5,305,076	5,344,247

Weighted average shares outstanding - diluted	5,305,076	5,660,075